                                                                    EXHIBIT 11
                            ASR INVESTMENTS CORP.
                       CALCULATION OF EARNING PER SHARE
              For The Quarters And Year Ended December 31, 1995
                                (in Thousands)

                                           1st Quarter   2nd Quarter   3rd Quarter   4th Quarter      Year
                                         ------------- ------------- ------------- ------------- ------------
Primary Earnings Per Share
Number Average common shares outstanding  3,099,999     3,149,848     3,149,848     3,154,495     3,141,049
                                         ============= ============= ============= ============= ============
Net Income ..............................$3,359,000    $2,015,000    $  570,000    $  610,000    $6,554,000
Primary Earnings per Share ..............$     1.08    $     0.64    $     0.18    $     0.20    $     2.09
                                         ============= ============= ============= ============= ============

Fully Diluted Earnings Per Share
Number Average common shares outstanding  3,099,999     3,149,848     3,149,848     3,154,495     3,141,049
                                         ------------- ------------- ------------- ------------- ------------
Exercisable, in the money, stock options    161,519       184,830       180,889       159,228       157,761
                                         ------------- ------------- ------------- ------------- ------------
Total Shares ............................ 3,261,518     3,334,678     3,330,737     3,313,723     3,298,810
                                         ============= ============= ============= ============= ============
Net Income ..............................$3,513,900    $2,169,900    $  724,900    $  764,900    $7,173,600
Fully Diluted Earnings per Share  .......$     1.08    $     0.65    $     0.22    $     0.23    $     2.17
                                         ============= ============= ============= ============= ============

 Note: the above data reflects the one for five reverse stock split which was effected in July 1995. See Note 1 to the consolidated financial statements.

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